UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2017

j2 Global, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-25965	47-1053457
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6922 Hollywood Blvd.

Suite 500

Los Angeles, California 90028

(Address of principal executive offices)

(323) 860-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2017, j2 Global, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with current chief executive officer (“CEO”) Nehemia Zucker in connection with the engagement of Mr. Zucker as advisor to the Company effective January 1, 2018 until December 31, 2018 (the “Term”), following Mr. Zucker’s previously announced resignation as CEO of the Company effective January 1, 2018.

Under the Letter Agreement, for his service as an advisor to the Company during the Term, Mr. Zucker will receive an annual base salary of $500,000. In connection with his retirement as CEO, all outstanding and unvested time-based equity awards will vest in full on December 29, 2017 (as opposed to January 1, 2018 as previously disclosed). With respect to Mr. Zucker’s outstanding performance-vesting restricted shares, the stock price condition in each of his outstanding award agreements immediately in excess of the stock price condition that was previously achieved shall be deemed satisfied and the tranche of performance-vesting restricted shares relating to such stock price condition will vest on December 29, 2017 (as opposed to January 1, 2018 as previously disclosed), while the remaining tranches of outstanding performance-vesting restricted shares will remain eligible to vest in the 36 months following the termination of Mr. Zucker’s employment as an advisor to the Company. Additionally, if, during the Term, the Company terminates Mr. Zucker’s employment with the Company without Cause (as defined in the Company’s 2015 Stock Option Plan) or Mr. Zucker resigns within 90 days after the Company’s failure to cure a material breach of the Letter Agreement after Mr. Zucker provides notice to the Company thereof, then subject to Mr. Zucker’s execution and non-revocation of a general release of claims, he will be entitled to: (i) continued payment of annual base salary and eligibility for benefits, in each case through the remainder of the Term; and (ii) to the extent unpaid, payment of an annual bonus in respect of 2017.

The foregoing is a brief description of the terms of the Letter Agreement and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement, dated as of December 20, 2017, by and between j2 Global, Inc. and Nehemia Zucker.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global, Inc. (Registrant)

Date: December 27, 2017	By:	/s/ Jeremy Rossen
Jeremy Rossen
Vice President, General Counsel